UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana	70401
(Address of principal executive offices)	(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On July 16, 2008, First Community Holding Company (“First Community”) advised First Guaranty Bancshares, Inc. (the “Company”) that it was terminating the Agreement and Plan of Reorganization (the “Agreement”) by and between the Company and First Community pursuant to section 6.1(c) of the Agreement which requires that the merger be completed by July 16, 2008.  The Agreement was filed on Form 8-K with the SEC on November 8, 2007 and amended on March 27, 2008,  May 29, 2008, June 12, 2008 and June 27, 2008.  As of July 16, 2008, the Company has not received regulatory approval to complete the merger.

First Guaranty Bancshares, Inc. is not expected to incur any early termination penalties as a result of the termination.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits.

The following Exhibits are attached as part of this report:

99.1
Press release announcing the termination of the Agreement and Plan of Reorganization by and between First Guaranty Bancshares, Inc. and First Community Holding Company. (The press release erroneously indicates that First Guaranty Bank has 19 offices located throughout Louisiana.  First Guaranty Bank has 18 offices located throughout Louisiana.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)

Date:  July 21, 2008                                                                                     By:  /s/Michele E. LoBianco
Michele E. LoBianco
Chief Financial Officer
Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description

Exhibit 99.1
Press release announcing the termination of the Agreement and Plan of Reorganization by and between First Guaranty Bancshares, Inc. and First Community Holding Company. (The press release erroneously indicates that First Guaranty Bank has 19 offices located throughout Louisiana.  First Guaranty Bank has 18 offices located throughout Louisiana.)